UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2023

NEXALIN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41507	27-5566468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1776 Yorktown, Suite 550

Houston, TX 77056

Registrant’s telephone number, including area code: (832) 260-0222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	NXL	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	NXLIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 10, 2023, Nexalin Technology, Inc. (the “Company”) received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was no longer in compliance with the minimum bid price requirement for continued listing on Nasdaq, as the closing bid price for the Company’s common stock was below $1.00 per share as set forth in the Nasdaq listing rules. The Company was afforded 180 calendar days, or until November 6, 2023, to regain compliance with the Nasdaq listing rules. The Company was unable to regain compliance with the bid price requirement by November 6, 2023.

On November 7, 2023, the Company submitted a letter to NASDAQ requesting a second 180-day period in order to regain compliance with NASDAQ Rule 5550(a)(2). The Company stated in that letter that it believed it would be able to cure the deficiency and increase its stock price to above $1.00 per share pursuant to a plan set forth in such letter.

On November 7, 2023, the Company received written notice from the Nasdaq Listing Qualifications Department (the “Staff”) that the Company was not eligible for an additional 180 calendar day compliance period because the Company no longer complied with Nasdaq’s $5 million minimum stockholder equity initial listing requirement.

As of the filing date of this Report, the Company has requested an appeal of the Staff’s determination and submitted a hearing request to the Nasdaq Hearings Panel (“Panel”). As a result of the request for the appeal to the Panel, and while the appeal process is pending, the suspension of trading of the Company’s common stock is stayed, and the Company’s common stock and warrants will continue to trade on Nasdaq until the hearing process concludes and the Panel issues a written decision. As part of the appeal process, the Company will be asked to provide the Panel with a plan to regain compliance with the minimum bid price and stockholder equity requirements. The Company’s plan will need to include a discussion of the events that the Company believes will enable it to timely regain compliance with such requirements. The Company intends to submit a plan that it believes will be sufficient to permit the Company to regain compliance with the minimum bid price requirement and stockholder equity requirements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEXALIN TECHNOLOGY, INC.

By:	/s/Mark White
Mark White
Chief Executive Officer

Dated: November 13, 2023

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